UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Anshu Bhatnagar as Chief Executive Officer

Effective February 17, 2021, Anshu Bhatnagar resigned as Chief Executive Officer of Verus International, Inc. (the “Company”), however, will remain a member of the Board of Directors and retain the role of Chairman of the Board of Directors. Mr. Bhatnagar’s resignation did not involve any disagreement with us or management relating to our operations, policies, practices, or otherwise.

Appointment of Apurva (Andy) Dhruv as Chief Executive Officer

Effective February 17, 2021, Apurva Dhruv was appointed as Chief Executive Officer of the Company pursuant to the terms of an employment agreement (the “2021 Employment Agreement”) as approved by the Board of Directors (the “Board”) of the Company.

Pursuant to the terms of the 2021 Employment Agreement, Mr. Dhruv will receive an annual base salary of $160,000 per year, and in addition, he will receive other forms of compensation including an initial grant of restricted common stock of the Company (the “Restricted Shares”) and an annual cash-based bonus. The initial grant of 500,000 Restricted Shares shall vest 25% on the 1st, 2nd, 3rd, and 4th anniversaries of the 2021 Employment Agreement. An annual cash-based bonus may be awarded to Mr. Dhruv, at the sole discretion of the Board, that reflects and rewards his contributions to the Company’s business and success. Additionally, based on his performance toward the achievement of agreed upon performance criteria, the Board may, in its sole discretion, award him a bonus in an amount up to 50% of the then base salary. His bonus target is anticipated to be established by the Board, in consultation with Mr. Dhruv.

Mr. Dhruv may terminate the 2021 Employment Agreement at any time and for any reason; provided, however, Mr. Dhruv must provide at least 30 days prior written notice of his termination. In addition, the Company may terminate Mr. Dhruv’s employment for Cause or without Cause (as defined in the 2021 Employment Agreement).

The foregoing description of the 2021 Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Verus International, Inc. and Apurva Dhruv.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated:	February 23, 2021	/s/ Apurva Dhruv
Apurva Dhruv
Chief Executive Officer

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